SECURITIES AND EXCHANGE COMMISSION


                   Washington, D.C.  20549


                          FORM 8-K


                       CURRENT REPORT



    Pursuant  to  Section 13 or 15(d)  of  the  Securities
Exchange Act of 1934



   Date of Report (Date of earliest event reported) December 15, 2004
                                                    _________________


                MONMOUTH CAPITAL CORPORATION
    (Exact name of Registrant as specified in its charter)



       New Jersey                    811-01085            21-0740878
     (State or other jurisdiction   (Commission         (IRS Employer
     of incorporation)              File Number)    (Identification Number)



      3499 Route 9N, Suite 3C, Freehold, NJ            07728
     (Address of principal executive offices)        (zip code)



     Registrant's telephone number, including area code (732) 577-9993





     (Former name or former address, if changed since last report.)

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  Item 8.01         Other Events.

              Application for NASDAQ National Market System Listing
	      _____________________________________________________

      Monmouth  Capital Corporation  (the  Company)  is
currently  listed  on  NASDAQ Small  Cap  Market.   The
Company is in the process of filing an application with NASDAQ to be listed on NASDAQ National Market System.
Management believes the change in listing will improve the market for the Company's common shares.

      Listing is contingent on the Company meeting  the
NASDAQ  requirements for listing.  One requirement  for
listing  is  the  Company having minimum  shareholders'
equity  of  $15,000,000.  On September  30,  2004,  the
Company's   equity  as  reflected  in  its   10-Q   was
$14,347,000. In October and November 2004, the Company raised $529,000 and $360,000, respectively, in its Dividend Reinvestment and Stock Purchase Plan (DRIP).
Management anticipates that the Company will raise approximately $300,000 through the DRIP in December
2004. The Company's pro forma capital as reflected on the pro forma Statement of Shareholders' Equity as of December 15, 2004 attached to this filing as an exhibit reflects the required $15,000,000 in capital.

      There is no assurance NASDAQ will approve the listing application. The Company's management believes it now meets all requirements for listing. Management has been advised that at least sixty (60) days are required to process an application for listing.


Item 9.01       Financial Statements and Exhibits.

  (c)  Exhibits.

  99 Pro  forma  Statement of Shareholders' Equity as of
  December 15, 2004

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                         SIGNATURES


       Pursuant   to  the  requirements  of  the  Securities
       Exchange Act of  1934,
       the   Registrant  has duly caused this  report  to  be
       signed on its behalf by the undersigned hereunto duly authorized.



                  MONMOUTH CAPITAL CORPORATION




                 /s/   Anna T. Chew
                 ANNA T. CHEW
                 Chief Financial Officer



     Date        December 15, 2004
		 _________________






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